Exhibit 99.9

Form of Proxy of DIMON Incorporated

[Front of Proxy Card]

PROXY	PROXY

DIMON INCORPORATED

512 BRIDGE STREET

P. O. BOX 681

DANVILLE, VIRGINIA 24543

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. C. Richard Green, Jr., Mr. Joseph L. Lanier, Jr. and Mr. Martin R. Wade, III, or any one of them acting singly, proxies for the undersigned, with full power of substitution, to act and vote with the powers the undersigned would possess if personally present at the Special Meeting of Shareholders of DIMON Incorporated to be held at The Carrington Conference Center, 503 Bridge Street, Danville, Virginia 24541 on                     ,                          , 2005, at 10:00 A.M., EST, and at any and all adjournments thereof.

1. THE MERGER

To approve the plan of merger, dated as of November 7, 2004, by and among DIMON Incorporated and Standard Commercial Corporation, the merger contemplated thereby and the issuance of shares of DIMON Incorporated common stock pursuant thereto.

The Board recommends a vote “FOR” the foregoing proposal.

(mark only one box)	☐ For	☐ Against	☐ Abstain

2. THE NAME CHANGE

To change the name of DIMON Incorporated to Alliance One International, Inc. effective as of the closing of the merger.

The Board recommends a vote “FOR” the foregoing proposal.

(mark only one box)	☐ For	☐ Against	☐ Abstain

3. AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

To increase the number of authorized shares of DIMON common stock from 125 million to 250 million effective as of the closing of the merger.

The Board recommends a vote “FOR” the foregoing proposal.

(mark only one box)	☐ For	☐ Against	☐ Abstain

4. THE AMENDMENT OF CERTAIN SHAREHOLDER VOTING REQUIREMENTS

To amend certain shareholder voting requirements, described in detail in the joint proxy statement/prospectus dated _____ __, 2005, which changes will be reflected in the amended and restated articles of incorporation effective as of the closing of the merger.

The Board recommends a vote “FOR” the foregoing proposal.

(mark only one box)	☐ For	☐ Against	☐ Abstain

5. ADDITIONAL AMENDMENTS TO THE ARTICLES OF INCORPORATION UNRELATED TO THE MERGER

To approve certain other amendments to DIMON’s articles of incorporation described in detail in the joint proxy statement/prospectus dated                          , 2005, which changes will be reflected in the amended and restated articles of incorporation effective as of the closing of the merger.

The Board recommends a vote “FOR” the foregoing proposal.

(mark only one box)	☐ For	☐ Against	☐ Abstain

6. ELECTION OF DIRECTORS

To elect the following nominees for director to serve as directors in their respective classes from the closing of the merger until the expiration of their terms or until their successors are elected and qualified.

Class II	Class III	Class I
Terms expire at 2005 annual meeting	Terms expire at 2006 annual meeting	Terms expire at 2007 annual meeting

Nigel G. Howard	Mark W. Kehaya	Robert E. Harrison
William S. Sheridan	Gilbert L. Klemann, II	B. Clyde Preslar
Martin R. Wade, III

The Board recommends a vote “FOR” the foregoing proposal.

(mark only one box)	☐ For all	☐ Withhold all	☐ For all except

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name in the following space:

7. OTHER BUSINESS, INCLUDING POSSIBLE ADJOURNMENT OF THE DIMON SPECIAL MEETING

To act with respect to any other business that properly comes before the meeting or any adjournments or postponements thereof, including any decision to adjourn the special meeting, if necessary, to solicit additional proxies in favor of any of the proposals above or for other reasons.

The Board recommends a vote “FOR” the foregoing proposal.

(mark only one box)	☐ For	☐ Against	☐ Abstain

Please sign and date on reverse side.

[Back of Proxy Card]

When properly executed and delivered, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” approval of the plan of merger, the merger contemplated thereby and the issuance of shares of DIMON Incorporated common stock pursuant thereto in Item One; “FOR” changing the name of DIMON Incorporated to Alliance One International, Inc. in Item Two; “FOR” increasing the number of authorized shares of DIMON common stock from 125 million to 250 million in Item Three; “FOR” amending certain shareholder voting requirements in Item Four; “FOR” approving certain other amendments to DIMON’s articles of incorporation in Item Five; “FOR” the nominees for election as directors listed in Item Six; and “FOR” acting with respect other business that properly comes before the meeting or any adjournments or postponements thereof in Item Seven. Proxies for the undersigned will have discretionary authority to vote in accordance with the recommendations of the Board of Directors on all other matters that properly come before the meeting or any adjournment thereof.

SHAREHOLDER’S SIGNATURE

Dated: , 2005

Please sign exactly as the name appears on this card. Only one of several joint owners need sign. Fiduciaries and Corporate Officers should give full title.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.